UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012 (October 10, 2012)

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 10, 2012, CVR Energy, Inc. issued a press release announcing that its wholly-owned subsidiaries, CVR Refining, LLC and Coffeyville Finance Inc., have priced a private offering (the “Private Offering”) of $500 million aggregate principal amount of second lien senior secured notes due 2022 (the “Notes”). The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information filed in this Report pursuant to Item 8.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 10, 2012, announcing the pricing of the Private Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2012

CVR ENERGY, INC.

By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary